Exhibit 10.25

CUI

LICENSE MODIFICATION 1

THIS modification to the Non-Exclusive License Agreement Control Number: “W8IXWH-”(“Modification 1”), effective upon the last signature date below, is made by and between: Walter Reed Armv Institute of Research (WRAIR) (hereinafter “LICENSOR”) a subordinate Laboratory of United States Army Medical Research and Materiel Command (“USAMRDC”), located at 503 Robert Grant Avenue, Silver Spring, Maryland 20910 and Adaptive Phage Therapeutics (APT)), (hereinafter “LICENSEE”), a private corporation, having its principal place of business at 708 Quince Orchard, Suite 205, Maryland 20878.

NOW, THEREFORE, in consideration of the forgoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Capitalized terms used and not otherwise defined in this Modification 1 are used herein as defined in the Non-Exclusive License Agreement #W8lXWH-21-0265.

2.	The parties acknowledge that on previous dates, phage and/or isolates were transferred to LICENSEE by LICENSOR for evaluation by LICENSEE.

3.	Appendix A is hereby modified as set forth below to add the following phage and/or isolates which have been found acceptable by LICENSEE to include in its PhageBank: WRAIR_EEf1 and WRAIR_EEf2. The royalty term for these newly added phage runs ten (10) years from the last signature of this Modification. No additional fee is required for transfer of the phage and/or isolates which were found acceptable, as LICENSOR and LICENSOR agree that the annual maintenance fee shall be deemed sufficient compensation.

4.	Appendix A now reflects a complete list of WRAIR Materials;

5.	Full Force and Effect: Except as otherwise specifically set forth herein, the parties hereto hereby ratify and affirm the terms and provisions of the License Agreement W81XWH, which shall remain in full force and effect.

CUI

BIOLOGICAL MATERIALS LICENSE AGREEMENT

SIGNATURE PAGE

In Witness Whereof, the parties have executed this Agreement on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For Walter Reed Armv Institute of Research (WRAIR):

/s/ Chad A. Koenig	Date: 31 August 2022
Chad A. Koenig
Colonel, U.S. Army
Commanding

Mailing Address of LICENSOR’s Representative for all Notices and Copies of payments sent to DFAS:

ORTA/Medical Technology Transfer
FCMR-ZCT

504 Scott Street

Fort Detrick, MD 21702-5012

For LICENSEE (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of LICENSEE made or referred to in this document are truthful and accurate.):

For: Adaptive Phage Therapeutics (APT):

/s/ Greg Merril	Date: August 12, 2022
Greg Merril
Chief Executive Officer

Mailing Address: 708 Quince Orchard, Suite 205, Gaithersburg, Maryland 20878

Any false or misleading statements made, presented, or submitted to the United States Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. § l 001 (criminal liability including fine(s) and/or imprisonment).